Exhibit 21.1

Kinder Morgan, Inc.
Subsidiaries of the Registrant

Kinder Morgan (Delaware), Inc. – DE
Kinder Morgan G.P., Inc. – DE
KMGP Services Company, Inc. – DE
Kinder Morgan Management, LLC – DE
Kinder Morgan Services LLC – DE
KN Cogeneration, Inc. – CO
Thermo Project Management, Inc. – CO
Valley Operating, Inc. – CO
KN Thermo, L.L.C. – CO
Cogeneration Holdings LLC – DE
Cogeneration LLC – DE
Kinder Morgan Ft. Lupton Operator LLC – DE
Thermo Greeley, LLC – CO
KN Telecommunications, Inc. – CO
KN Gas Supply Services, Inc. – CO
Kinder Morgan Power Company – CO
KN TransColorado, Inc. – CO
KN Wattenberg Transmission Limited Liability Company – CO
Kinder Morgan Retail Energy Services Company – CO
Rocky Mountain Natural Gas Company – CO
Kinder Morgan Foundation (nonprofit) – CO
KN Gas Gathering, Inc. – CO
MidCon Corp. – DE
Natural Gas Pipeline Company of America – DE
NGPL Canyon Compression Co. – DE
Canyon Creek Compression Company – IL
KN Energy International, Inc. – DE
KM International Services, Inc. – DE
Kinder Morgan Michigan, LLC – DE
KM Turbine Facility #6 LLC – DE
Kinder Morgan Michigan Operator LLC – DE
Triton Power Company LLC – DE
Triton Power Michigan LLC – DE
KMC Thermo, L.L.C. – CO
Administracion y Operacion de Infraestructura, S.A. de C.V. – Mexico
GNN Servicios, S. de R.L. de C.V. – Mexico
Gas Natural del Noroeste, S.A. de C.V. – Mexico
KN Thermo Acquisition, Inc. – CO
Kinder Morgan TransColorado LLC – DE
Kinder Morgan TransColorado, Inc. – UT

KM Insurance, Ltd. – Bermuda

Kinder Morgan Illinois Pipeline LLC – DE

1197774 Alberta ULC– Alberta, Canada

1197779 Alberta ULC– Alberta, Canada

0731297 B.C. Ltd. – British Columbia, Canada

Kinder Morgan Canada Inc. – Alberta, Canada

Kinder Morgan Finance Company, ULC– Alberta, Canada

Terasen Gas (Squamish) Inc. – British Columbia, Canada

Terasen Gas (Vancouver Island) Inc. – British Columbia, Canada

Terasen Gas (Whistler) Inc. – British Columbia, Canada

Terasen Gas Inc. – British Columbia, Canada

Terasen Inc. – British Columbia, Canada

Terasen Pipelines (Corridor) Inc. - Alberta, Canada

Terasen Pipelines (Heartland) Inc.- Alberta, Canada

Terasen Pipelines (Jet Fuel) Inc. – British Columbia, Canada

Terasen Pipelines (Puget Sound) Corporation - Delaware

Terasen Pipelines (Trans Mountain) Inc. - Canada